UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (date of earliest event reported): November 8, 2022
EHEALTH, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware	001-33071	56-2357876
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2625 AUGUSTINE DRIVE, SUITE 150
SANTA CLARA, CA 95054
(Address of principal executive offices)    (Zip Code)

(650) 210-3150
(Registrant’s telephone number, including area code)

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	EHTH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 14, 2022, John J. Stelben will join eHealth, Inc. (the “Company”) as its new senior vice president, chief financial officer of the Company. Mr. Stelben will succeed Christine Janofsky as the Company’s senior vice president, chief financial officer. On November 8, 2022, Ms. Janofsky's employment with the Company was terminated effective November 11, 2022. In connection with her departure, Ms. Janofsky did not express any disagreement on any matter relating to the Company’s operations, policies or practices.

Mr. Stelben, age 61, most recently served as CFO CVS Integration for Aetna from 2017 to 2018. Prior to that, Mr. Stelben served in a number of positions of increasing responsibility at Aetna, including CFO Government Programs, which included Medicare, Medicaid and public exchange businesses, from 2013 to 2017. Mr. Stelben also served in various senior leadership roles at Coventry Health Care, Inc, for over 18 years. Mr. Stelben is a certified public accountant (inactive) and holds a B.S. degree in accounting from Fairfield University.

In connection with the appointment of Mr. Stelben as senior vice president and chief financial officer, the Company entered into an offer letter (the “Offer Letter”) and a severance agreement (the “Severance Agreement”) with Mr. Stelben. Pursuant to the Offer Letter, Mr. Stelben’s initial annual base salary is $500,000 and he is eligible to participate in the Company's executive bonus program beginning in 2023 at a target discretionary incentive bonus equal to 75% of his annual base salary.

The Offer Letter provides for the grant, subject to the approval of the compensation committee of the board of directors (the “Board”), of a time-based restricted stock unit award that will cover 375,000 shares of the Company’s common stock, which award will be subject to vesting over four years, subject to continued service with the Company through each vesting date and potential acceleration upon certain terminations of employment. The Offer Letter also provides for the grant, subject to the approval of the compensation committee of the Board, of a performance-based restricted stock unit award that will cover 125,000 shares of the Company’s common stock that will be eligible to be earned based on the Company’s achievement of various levels of thirty calendar-day average stock price targets (or transaction price targets, in the case of a change in control), with vesting generally occurring one year following the date the price threshold is achieved (provided that such price targets are met within four years of the grant date of the award), subject to Mr. Stelben’s continued service with the Company through each vesting date and potential acceleration of vesting upon certain terminations of employment.

Pursuant to the Severance Agreement, if Mr. Stelben is terminated by the Company “without cause” or if he voluntarily resigns for “good reason” (as such terms are defined in the Severance Agreement), Mr. Stelben will be entitled to receive the following severance payment and benefits (subject to his execution of a standard release of claims): (i) a single lump-sum cash payment (less applicable withholding taxes) in an amount equal to twelve months of his then-current annual base salary; and (ii) company-paid group health, dental and vision benefits for Mr. Stelben and his covered dependents for up to twelve months, subject to certain conditions. In addition, if Mr. Stelben is terminated by the Company “without cause” or if he voluntarily resigns for “good reason” during the one-year period following a change of control (as such term is defined in the Severance Agreement), then Mr. Stelben will also be entitled to receive the following severance payment and benefits (subject to his execution of a standard release of claims): (i) a single lump-sum cash payment (less applicable withholding taxes) in an amount equal to 100% of his then-current target annual bonus; and (ii) 100% vesting of any outstanding and unvested time-based equity awards granted to Mr. Stelben.

There are no family relationships between Mr. Stelben and any director or executive officer of the Company that require disclosure under Item 401(d) of Regulation S-K. Other than the Offer Letter and the Severance Agreement, there are no transactions between Mr. Stelben or any member of his immediate family, on the one hand, and the Company or any of its subsidiaries, on the other hand, that require disclosure under Item 404(a) of Regulation S-K. Furthermore, there are no arrangements or understandings between Mr. Stelben and any other persons pursuant to which Mr. Stelben was selected as the senior vice president, chief financial officer of the Company.

The foregoing descriptions of the Offer Letter and Severance Agreement are summaries only and do not purport to be complete. A copy of the Severance Agreement will be filed as an exhibit to the Company’s Annual Report on Form 10-K for the year ended December 31, 2022.

Item 7.01	Regulation FD Disclosure.

On November 14, 2022, the Company issued a press release announcing Mr. Stelben’s appointment and reaffirming its 2022 annual guidance. A copy of such press release is attached hereto as Exhibit 99.1.

The information in Item 7.01 of this Current Report on Form 8-K and the exhibits attached hereto are intended to be “furnished” and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended. Except as shall be expressly set forth by specific reference in such filing, the information contained herein and in the accompanying exhibits shall not be incorporated by reference into any filing with the Securities and Exchange Commission made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release of eHealth, Inc. dated November 14, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

eHealth, Inc.
Date:	November 14, 2022	/s/ Gavin Galimi
Gavin Galimi SVP, General Counsel and Corporate Secretary